Exhibit 16.1

March 17, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Gentlemen:

We have read Item 4.02 of Form 8-K dated March 17, 2015 of Worthington Energy, Inc. (Commission File No. 000-52590) and are in agreement with the statements contained in Item 4.02 therein.

Yours truly,

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Los Angeles, California